EX-FILING FEES

Calculation of Filing Fee Tables

FORM S-4

(Form Type)

SOCIAL CAPITAL SUVRETTA HOLDINGS CORP. I

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

	Newly Registered Securities
Fees to Be Paid	Equity(1)	Common stock, par value $0.0001 per share	Rules 457(c) and 457(f)	31,890,000(2) (3)	$9.83	(4)	$313,478,700.00	0.0000927	$29,059.48

	Equity(5)	Common stock, par value $0.0001 per share	Rules 457(c), 457(f) and 457(g)	74,282,565	$9.83	(4)	$730,197,613.95	0.0000927	$67,689.32

Fees Previously Paid	—	—	—	—	—		—	—	—

	Total Offering Amounts						$1,043,676,313.95		$96,748.80

	Total Fees Previously Paid								$0.00

	Total Fee Offsets								$0.00

		Net Fee Due							$96,748.80

(1)

Immediately prior to the consummation of the Merger described in the proxy statement/prospectus forming part of this registration statement (the “proxy statement/prospectus”), Social Capital Suvretta Holdings Corp. I, a Cayman Islands exempted company with limited liability (“SCS”), intends to effect a deregistration under the Cayman Islands Companies Act (As Revised) and a domestication under Section 388 of the Delaware General Corporation Law, pursuant to which SCS’s jurisdiction of incorporation will be changed from the Cayman Islands to the State of Delaware (the “Domestication”). All securities being registered will be issued by SCS (after the Domestication), the continuing entity following the Domestication, which will be renamed “Akili, Inc.” upon the consummation of the Merger, as further described in the proxy statement/prospectus. As used herein, “Akili, Inc.” refers to SCS after the Domestication and/or the consummation of the Merger, including after such change of name, as applicable.

(2)

The number of shares of Akili, Inc. common stock being registered represents (i) the number of Class A ordinary shares of SCS that were registered pursuant to the Registration Statements on Form S-1 (333-256723 and 333-257543) (collectively, the “IPO Registration Statements”) and offered by SCS in its initial public offering (the “SCS public shares”), (ii) the number of Class B ordinary shares of SCS purchased by SCS Sponsor I LLC, a Cayman Islands limited liability company (the “Sponsor”), in a private placement prior to SCS’s initial public offering (the “founder shares”) and (iii) the number of Class A ordinary shares of SCS purchased by the Sponsor in a private placement that occurred simultaneously with the closing of SCS’s initial public offering (the “private placement shares”). The SCS public shares, the SCS founder shares and the private placement shares will be automatically converted by operation of law into shares of Akili, Inc. common stock in the Domestication (the SCS public shares as converted, “Akili, Inc. public shares,” the SCS founder shares as converted, “Akili, Inc. founder shares” and the private placement shares as converted, “Akili, Inc. private placement shares”).

(3)

Pursuant to Rule 416(a) of the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)

Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Class A ordinary shares of SCS (the company to which Akili, Inc. will succeed following the Domestication) on Nasdaq on February 9, 2022 ($9.83 per Class A ordinary share) (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.

(5)

Represents the aggregate number of shares of Akili, Inc. common stock (a) that may be issued in respect of issued and outstanding shares of Akili capital stock in the Merger (including the issuance of the Earnout Shares) and (b) that may be issued following the Merger upon (i) the exercise of options to purchase Akili, Inc. common stock into which options to purchase Akili common stock outstanding as of immediately prior to the closing of the Merger are converted in the Merger and (ii) the exercise of warrants to purchase Akili, Inc. common stock into which warrants to purchase Akili common stock outstanding as of immediately prior to the closing of the Merger are converted.